                                                                     Exhibit 2.1

                         AGREEMENT AND PLAN OF MERGER
                               OF CHIPPAC, INC.
                           A CALIFORNIA CORPORATION
                                      AND
                                 CHIPPAC, INC.
                            A DELAWARE CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated as of June 13, 2000 (the "Agreement") is between ChipPAC, Inc., a California corporation ("ChipPAC
 ---------                                                        -------
California"), and ChipPAC, Inc., a Delaware corporation ("ChipPAC Delaware").
----------                                                ----------------
ChipPAC California and ChipPAC Delaware are sometimes referred to herein as the "Constituent Corporations."
 ------------------------

                                   RECITALS

     A. ChipPAC California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 180,000,000 shares of Class A Common Stock (the "Class A Common Stock"), 180,000,000 shares
                                     --------------------
of Class B Common Stock (the "Class B Common Stock"), 20,000,000 shares of Class
                              --------------------
L Common Stock (the "Class L Common Stock"), 10,000 shares of Class A
                     --------------------
Convertible Preferred Stock (the "Class A Preferred Stock"), 105,000 shares of
                                  -----------------------
Class B Preferred Stock (the "Class B Preferred Stock").  ChipPAC California
                              -----------------------
intends to authorize and issue shares of Class C Preferred Stock (the "Class C
                                                                       -------
Preferred Stock") to Intersil Corporation.   Certain individuals and entities
---------------
(the "Optionees") own in the aggregate options to purchase 6,013,500 shares of
      ---------
Class A Common Stock ("Options").  The Class A Common Stock, Class B Common
                       -------
Stock, Class L Common Stock, Class A Preferred Stock and the Class B Preferred Stock, the Class C Preferred Stock and Options are collectively referred to herein as the "Equity Interests."
               ----------------

     B. ChipPAC Delaware is a corporation duly organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of ChipPAC California.

     C. The Board of Directors of ChipPAC California and ChipPAC Delaware have determined that, for the purpose of effecting the plan of reorganization, it is advisable and in the best interests of ChipPAC California, its stockholders, and ChipPAC Delaware that ChipPAC California merge with and into ChipPAC Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of ChipPAC California and ChipPAC Delaware have approved this Agreement.

     E. The terms of this Agreement were approved by the vote of a number of shares of each class of stock of ChipPAC California which equaled or exceeded the vote required.

     F. The terms of this Agreement were approved by the sole stockholder of ChipPAC Delaware.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ChipPAC California and ChipPAC Delaware hereby agree, subject to the terms and conditions hereinafter set forth as follows:

                                       I

                                    MERGER

     1.1  Merger.  In accordance with the provisions of this Agreement, the
          ------
Delaware General Corporation Law and the California General Corporation Law, ChipPAC California shall be merged with and into ChipPAC Delaware (the "Merger"), the separate existence of ChipPAC California shall cease and ChipPAC
 ------
Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and ChipPAC Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving
                     ---------------------
Corporation shall be ChipPAC, Inc.

     1.2  Filing and Effectiveness.  The Merger shall become effective
          ------------------------
immediately prior to the effectiveness of ChipPAC-Delaware's registration statement on Form S-1 (Reg. No. 333-39428); provided, however, that the Merger shall not become effective until an executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law and the California General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."
                   ----------------------------

     1.3  Effect of the Merger.  Upon the Effective Date of the Merger, the
          --------------------
separate existence of ChipPAC California shall cease and ChipPAC Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and ChipPAC California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of ChipPAC California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of ChipPAC California in the same manner as if ChipPAC Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law.

                                      II

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1  Certificate of Incorporation.  The Amended and Restated Certificate of
          ----------------------------
Incorporation of ChipPAC Delaware (the "Certificate of Incorporation")
                                        ----------------------------
substantially in the form of Exhibit A attached hereto shall be the Certificate
                             ---------
of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2  Bylaws.  The Amended and Restated Bylaws of ChipPAC Delaware
          ------
substantially in the form of Exhibit B attached hereto shall be the Bylaws of
                             ---------
the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3  Directors and Officers.  The directors and officers of ChipPAC
          ----------------------
Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                      III

                         MANNER OF CONVERSION OF STOCK

     3.1  Class A Common Stock.  Upon the Effective Date of the Merger, each
          --------------------
share of Class A Common Stock of ChipPAC California issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Class A Common Stock, $0.01 par value, of the Surviving Corporation ("ChipPAC Delaware Class A Common Stock").
  -------------------------------------

     3.2  Class B Common Stock.  Upon the Effective Date of the Merger, each
          --------------------
share of Class B Common Stock of ChipPAC California issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of ChipPAC Delaware Class B Common Stock (the "ChipPAC Delaware Class B
                                                     ------------------------
Common Stock," and together with the ChipPAC Delaware Class A Common Stock, the
------------
"ChipPAC Delaware Common Stock").
 -----------------------------

     3.3  Class L Common Stock.  Upon the Effective Date of the Merger, each
          --------------------
share of Class L Common Stock of ChipPAC California issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for a number of fully paid and nonassessable shares of ChipPAC Delaware Class A Common Stock, $0.01 par value equal to the product of (A) [insert pre-IPO stock split number] multiplied by
(B) the sum of (i) one plus (ii) the quotient of (x) the Unreturned Original Cost plus Unpaid Yield of such share of Class L

Common Stock divided by (y) the price per share of the ChipPAC Delaware Common Stock paid by investors in the Public Offering.

     For purposes of this Section 3.3, the following terms shall have the following meanings:

     "Distribution" means each distribution made by ChipPAC California to
      ------------
holders of capital stock, whether in cash, property, or securities of ChipPAC California and whether by dividend, liquidating distributions or otherwise; provided that neither of the following shall be a Distribution: (a) any redemption or repurchase by ChipPAC California of any capital stock held by an employee, director or former employee of ChipPAC California or any of its subsidiaries or (b) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding capital stock.

     "Original Cost" of each share of Class L Common Stock shall be equal to
      -------------
$9.00 per share (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class L Common Stock).

     "Public Offering" means ChipPAC-Delaware's initial public offering of
      ---------------
common stock pursuant to a registration statement on Form S-1 (Reg. No. 333-39428).

     "Unpaid Yield" of any share of Class L Common Stock means an amount equal
      ------------
to the excess, if any, of (a) the aggregate Yield accrued on such share, over
(b) the aggregate amount of Distributions made by ChipPAC California that constitute payment of Yield on such share.

     "Unreturned Original Cost" of any share of Class L Common Stock means an
      ------------------------
amount equal to the excess, if any, of (a) the Original Cost of such share, over
(b) the aggregate amount of Distributions made by ChipPAC California that constitute a return of the Original Cost of such share.

     "Yield" means, with respect to each outstanding share of Class L Common
      -----
Stock for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 12% per annum of the sum of (a) such share's Unreturned Original Cost, plus (b) Unpaid Yield thereon for all prior quarters. In calculating the amount of any Distribution to be made during a calendar quarter, the portion of a Class L Common Stock share's Yield for such portion of such quarter elapsing before such Distribution is made shall be taken into account.

     3.4  Class A Preferred Stock.  Upon the Effective Date of the Merger, each
          -----------------------
share of Class A Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Class A Preferred Stock, $0.01 par value, of the Surviving Corporation ("ChipPAC
                                                                   -------
Delaware Class A Preferred Stock").
--------------------------------

     3.5  Class B Preferred Stock.  Upon the Effective Date of the Merger, each
          -----------------------
share of Class B Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Class B Preferred Stock, $0.01 par value, of the Surviving Corporation ("ChipPAC
                                                                   -------
Delaware Class B Preferred Stock").
--------------------------------

     3.6  Class C Preferred Stock.  Upon the Effective Date of the Merger, each
          -----------------------
share of Class C Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Class C Preferred Stock, $0.01 par value, of the Surviving Corporation ("ChipPAC
                                                                   -------
Delaware Class C Preferred Stock").
--------------------------------

     3.7  Options.
          -------

          (2) Upon the Effective Date of the Merger, the Surviving Corporation shall assume each Option and all employee benefit plans of ChipPAC California. Each outstanding and unexercised option or other right to purchase or security convertible into ChipPAC California Class A Common Stock shall become a like option or right to purchase or a security convertible into ChipPAC Delaware Common Stock on the basis of one share of ChipPAC Delaware Common Stock for each share of ChipPAC California Class A Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at the exercise price per share equal to the exercise price applicable to any such ChipPAC California option, stock purchase right or convertible security at the Effective Date of the Merger.

          (3) A number of shares of ChipPAC Delaware Class A Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of ChipPAC California Class A Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.7  ChipPAC Delaware Common Stock.  Upon the Effective Date of the Merger,
          -----------------------------
each share of common stock, $0.01 par value, of ChipPAC Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by ChipPAC Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.8  Exchange of Certificates.
          ------------------------

          (4) After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Class A Common Stock, Class B Common Stock or Class L Common Stock may, at such stockholder's option, surrender the same for cancellation to a transfer agent to be designated by ChipPAC Delaware as exchange agent (the "Exchange Agent"), and each such
                                              --------------
     holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of ChipPAC Delaware Class A or Class B Common Stock into which such holders' shares of Class A Common Stock, Class B Common Stock or Class L Common Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Class A Common Stock, Class B Common Stock or Class L Common Stock shall be deemed for all purposes to represent the number of whole shares of ChipPAC Delaware Class A or Class B Common Stock in to which such shares of Class A Common Stock, Class B Common Stock or Class L Common Stock were converted in the Merger.

          (5) After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock may, at such stockholder's option, surrender the same for cancellation to ChipPAC Delaware, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of ChipPAC Delaware Class A Preferred Stock, ChipPAC Delaware Class B Preferred Stock or ChipPAC Delaware Class C Preferred Stock into which such holders' shares of Class A Preferred Stock, Class B Preferred Stock, or Class C Preferred Stock respectively, were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Class A Preferred Stock or Class B Preferred Stock or Class C Preferred Stock shall be deemed for all purposes to represent the number of whole shares of ChipPAC Delaware Class A Preferred Stock, ChipPAC Delaware Class B Preferred Stock or ChipPAC Delaware Class C Preferred Stock in to which such shares of Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock were converted in the Merger.

          (6) The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of ChipPAC Delaware Common Stock represented by such outstanding certificate as provided above.

          (7) Each certificate representing ChipPAC Delaware Common Stock ChipPAC Delaware Class A Preferred Stock, ChipPAC Delaware Class B Preferred Stock or ChipPAC Delaware Class C Preferred Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ChipPAC California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

          (8) If any certificate for shares of ChipPAC Delaware stock is to be issued in the name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to ChipPAC Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in the name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of ChipPAC Delaware that such tax has been paid or is not payable.

                                      IV

                                    GENERAL

     4.1  Further Assurances.  From time to time, as and when required by
          ------------------
ChipPAC Delaware or by its successors or assigns, there shall be executed and delivered on behalf of ChipPAC California such deeds and other instruments and there shall be taken or caused to be taken by ChipPAC Delaware and ChipPAC California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by ChipPAC Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ChipPAC California and otherwise to carry out the purposes of this Agreement, and the officers and directors of ChipPAC Delaware are fully authorized in the name and on behalf of ChipPAC California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.2  Abandonment.  At any time before the filing of this Agreement with the
          -----------
Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ChipPAC California or ChipPAC Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of ChipPAC California or by the sole stockholder of ChipPAC Delaware, or by both.

     4.3  Amendment.  The Boards of Directors of the Constituent Corporations
          ---------
may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation (except for any alterations or changes relating to the authorization, adoption, issuance or conversion of the Class C Preferred Stock of ChipPAC Delaware or ChipPAC California), (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger (except for any alterations or changes relating to the authorization, adoption, issuance or conversion of the Class C Preferred Stock of ChipPAC Delaware or ChipPAC California), or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

     4.4  Registered Office.  The registered office of the Surviving Corporation
          -----------------
in the State of Delaware is located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, County of New Castle, 19805, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.5  Agreement.  Executed copies of this Agreement will be on file at the
          ---------
principal place of business of the Surviving Corporation at 3151 Coronado Drive, Santa Clara, California 95054 and copies thereof will be furnished to any shareholder of either constituent Corporation, upon request and without cost.

     4.6  Governing Law.  This Agreement shall in all respects be construed,
          -------------
interpreted and enforced in accordance with and governed by the laws of the State of Delaware.

     4.7  Counterparts.  In order to facilitate the filing and recording of this
          ------------
Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one an the same instrument.

                                 *     *     *

     IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been approved by resolutions of the Boards of Directors of ChipPAC Delaware and ChipPAC California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                    CHIPPAC, INC.
                                    a California corporation


                                    By:  /s/ Dennis McKenna
                                         --------------------------
                                    Its: President and Chief
                                         Executive Officer


ATTEST:

/s/ Robert Krakauer
--------------------------
Secretary

                                    CHIPPAC, INC.
                                    a Delaware corporation


                                    By: /s/ Dennis McKenna
                                        ---------------------------
                                    Its: President and Chief
                                         Executive Officer


ATTEST:

/s/ Robert Krakauer
--------------------------
Secretary

                                      S-1